UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 24, 2007

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)


          Delaware                     1-15062                       13-4099534
          --------                     -------                       ----------
(State or Other Jurisdiction     (Commission File Number)          (IRS Employer
of Incorporation)                                             dentification No.)

                One Time Warner Center, New York, New York 10019
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                                  -------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 25, 2007, Time Warner Inc. (the "Company" or "Time Warner"), established a new unsecured commercial paper program (the "New Program") to replace its existing $5.0 billion commercial paper program (the "Prior Program"). The New Program provides for the issuance of up to $7.0 billion of commercial paper outstanding at any time, and the Company's obligations under the New Program are fully, irrevocably and unconditionally guaranteed by TW AOL Holdings Inc. ("TW AOL") and Historic TW Inc. ("Historic TW"). In addition, Time Warner Companies, Inc. and Turner Broadcasting System, Inc. fully, irrevocably and unconditionally guarantee the obligations of Historic TW under the New Program. The guarantee structure of the New Program is identical to the guarantee structure of the Company's senior unsecured notes and debentures issued on November 13, 2006 and substantially identical to that of the Prior Program, except that the New Program includes a guarantee by TW AOL rather than the guarantee by AOL LLC that exists under the Prior Program. Unlike the Prior Program, which included a $2.0 billion sub-limit for the issuance by the Company of European commercial paper, the New Program does not contemplate the issuance by the Company of European commercial paper, and the Company no longer maintains a European commercial paper program. Commercial paper borrowings outstanding under the Prior Program and to be issued under the New Program are supported by the unused committed capacity of the Company's $7.0 billion senior unsecured five-year revolving credit facility that matures on February 17, 2011.

No new commercial paper will be issued under the Prior Program after January 25, 2007. Amounts currently outstanding under the Prior Program have not been modified by the changes reflected in the New Program and will be repaid on the original maturity dates. Once all outstanding commercial paper under the Prior Program has been repaid, the Prior Program will terminate. Until all commercial paper outstanding under the Prior Program has been repaid, the aggregate amount of commercial paper outstanding under the Prior Program and the New Program will not exceed $7.0 billion at any time.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Directors

On January 25, 2007, the Board of Directors (the "Board") of Time Warner elected Jeffrey L. Bewkes and Edward J. Zander to the Board, effective on January 25, 2007. Mr. Bewkes is President and Chief Operating Officer of the Company. Mr. Zander is Chairman of the Board and Chief Executive Officer of Motorola, Inc. The election of Messrs. Bewkes and Zander as directors of the Company fills newly-created positions on the Board. The Board has not yet determined on which Board committee or committees, if any, Mr. Zander will serve. Because Mr. Bewkes is an executive officer of the Company and thus is not an independent director, he will not serve on any standing Board committee.

Effective on January 25, 2007, Mr. Zander became eligible to participate in the Time Warner Inc. 1988 Restricted Stock and Restricted Stock Unit Plan for Non-Employee Directors, the Time Warner Inc. 1999 Stock Plan and the Time Warner Inc. Non-Employee Directors' Deferred Compensation Plan (collectively, the "Directors' Plans"), which are described under the caption "Compensation - Director Compensation" in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 4, 2006. Upon Mr. Zander's election to the Board, he received a cash retainer of $31,230 (representing a pro-rated portion of the $100,000 annual cash retainer for non-employee directors for the period until the 2007 annual meeting of stockholders) and an award of stock options to purchase 10,500 shares of Time Warner common stock under the Time Warner Inc. 1999 Stock Plan. Because Mr. Bewkes is an employee of the Company, he will not receive any additional cash compensation or equity awards for serving as a director.

A copy of the press release issued by the Company to announce the election of Messrs. Bewkes and Zander as directors is included as Exhibit 99.1 to this Current Report on Form 8-K.

New Performance Stock Units Program

As previously disclosed, in 2006, the Compensation and Human Development Committee (the "Committee") of the Board of Time Warner adopted a new policy pursuant to which, beginning with awards in 2007, at least 50% of the "full-value stock awards" (e.g., restricted stock or restricted stock units) made to senior executives of Time Warner will be performance-based, such that the achievement of performance measures will determine the size of the award and/or how much of or whether the award vests. Pursuant to this policy, on January 24, 2007, the Committee adopted and approved the principal terms of a new performance stock units program (the "PSU Program"). Time Warner's senior executive officers and certain senior executives at Time Warner's subsidiaries will be eligible to participate in the PSU Program.

Under the PSU Program, participants will be awarded performance stock units designated as a target number of units that may be paid out in a number of shares of Time Warner common stock based on the Company's total stockholder return ("TSR") relative to the TSR of other companies in the S&P 500 Index (subject to certain adjustments) over a three-year performance period. Depending on the Company's TSR ranking relative to the TSR of the other companies in the S&P 500 Index, a participant will receive between 0% and 200% of the participant's target award following the three-year performance period (with a 0% payout if the Company's TSR ranking is below the 25th percentile and 200% if the Company's TSR is at the 100th percentile). Holders of unvested performance stock units will not be entitled to receive or accrue dividend equivalents on the awards based on the Company's regular quarterly cash dividends.

If a participant's employment is terminated by the Company or its affiliates for any reason other than for Cause (as defined in the Performance Stock Units Agreement), or if the participant terminates his or her employment due to Good Reason, Retirement or Disability (as such terms are defined in the Performance Stock Units Agreement), and he or she holds outstanding performance stock units, the participant will receive a payment of Time Warner common stock following the end of the applicable performance period based on the Company's actual performance pro-rated based on the amount of time the participant was an employee during the performance period. If a participant's employment is terminated due to voluntary termination or for Cause, any outstanding performance stock units will be forfeited by the participant. Upon the death of a participant, the Company will pay a pro-rated amount of Time Warner common stock based on the Company's actual performance (or target performance, if less than one year) through the date of the participant's death. Upon any Change in Control of the Company or a Division Change in Control (as such terms are defined in the Performance Stock Units Agreement), any outstanding performance stock units will be accelerated and paid out in Time Warner common stock immediately following the Change in Control or Division Change in Control. The amount paid out will be based on (i) the Company's actual performance from the beginning of the applicable performance cycle to the date of the Change in Control or Division Change in Control and (ii) a deemed performance at target from the date of the Change in Control or Division Change in Control to the end of the performance period.

The Committee also approved the percentages of the target performance stock unit award that will vest and be paid out based on the Company's TSR ranking at the end of the 2007-2009 performance period, as set forth in the Notice of Grant of Performance Stock Units. The forms of the Notice of Grant of Performance Stock Units and the Performance Stock Units Agreement are filed as Exhibits 99.2 and
99.3 to this Current Report on Form 8-K and are hereby incorporated by reference.


Item 9.01     Financial Statements and Exhibits.

Exhibit        Description
-------        -----------

99.1           Press Release, dated January 25, 2007, issued by Time Warner Inc.

99.2           Form of Notice of Grant of Performance Stock Units

99.3           Form of Performance Stock Units Agreement

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               TIME WARNER INC.


                                            By: /s/ Wayne H. Pace
                                             -----------------------------------
                                             Name:  Wayne H. Pace
                                             Title: Executive Vice President and
                                                    Chief Financial Officer


  Date:  January 26, 2007

                                  EXHIBIT INDEX


Exhibit        Description
------         -----------

99.1           Press Release, dated January 25, 2007, issued by Time Warner Inc.

99.2           Form of Notice of Grant of Performance Stock Units

99.3           Form of Performance Stock Units Agreement